Exhibit 99.2

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

Chagrin Falls, Ohio

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

Chagrin Falls, Ohio

CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders

BNC & Associates, Inc. and Subsidiaries

Chagrin Falls, Ohio

We have reviewed the accompanying consolidated balance sheets and the related consolidated statements of income and retained earnings (deficit) and cash flows of BNC & Associates, Inc. and Subsidiaries as of September 30, 2005 and 2004, and for the six-month periods then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

/s/ Crowe Chizek and Company LLC

Oak Brook, Illinois

December 28, 2005

1.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

September 30, 2005 and 2004

	2005	2004
ASSETS
Current assets
Cash	$—	$483,270
Accounts receivable, net of allowance for doubtful accounts of $43,085 in 2005 and 2004	4,134,600	3,479,133
Inventories	4,845,696	4,605,966
Prepaid expenses and deposits	99,194	85,976
Deferred income taxes	406,000	385,000

Total current assets	9,485,490	9,039,345

Building, improvements, and equipment, net	1,004,690	1,072,595

Other assets
Goodwill	366,279	366,279
Investments	—	75,000
Deposits and other	385,606	316,481

	751,885	757,760

	$11,242,065	$10,869,700

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Checks issued in excess of bank balance	$399,703	$—
Lines of credit	85,879	1,656,079
Current maturities of long-term debt	3,512,425	1,502,351
Accounts payable	1,860,844	1,610,115
Accrued expenses	760,951	717,427
Income taxes payable	1,133,405	785,726

Total current liabilities	7,753,207	6,271,698

Long-term debt, net of current maturities	210,336	2,437,563
Deferred income taxes	63,000	33,000

Minority interests in consolidated subsidiaries	402,575	348,017

Shareholders’ equity
Common stock, $1 par value, 60,000 shares authorized, 39,140 shares outstanding	39,140	39,140
Additional paid-in capital	2,128,329	2,128,329
Retained earnings (deficit)	645,478	(388,047)

	2,812,947	1,779,422

	$11,242,065	$10,869,700

See accompanying notes to consolidated financial statements.

2.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND RETAINED EARNINGS (DEFICIT)

For the six months ended September 30, 2005 and 2004

	2005	2004
Sales, net	$12,848,963	$11,444,411
Cost of goods sold	8,642,620	7,758,767

Gross profit	4,206,343	3,658,644
Selling, general, and administrative expenses	3,141,210	2,340,137

Income from operations	1,065,133	1,345,507
Other income (expense)
Interest expense	(156,261)	(172,326)
Other	19,761	41,381

	(136,500)	(130,945)

Income before income taxes and minority interest	928,633	1,214,562
Provision for income taxes	333,660	430,990

Income before minority interest	594,973	783,572
Provision for minority interest	73,568	125,593

Net income	521,405	657,979
Retained earnings (deficit), beginning of period	124,073	(1,046,026)

Retained earnings (deficit), end of period	$645,478	$(388,047)

See accompanying notes to consolidated financial statements.

3.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the six months ended September 30, 2005 and 2004

	2005	2004
Cash flows from operating activities
Net income	$521,405	$657,979
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	200,965	202,082
Minority interest in net income of subsidiaries	73,568	125,593
Deferred income taxes	12,000	(9,000)
Changes in assets and liabilities
Accounts receivable	(465,486)	259,721
Inventories	869,905	(763,650)
Other assets	(106,612)	(370,479)
Checks issued in excess of bank balance	282,126	—
Accounts payable and accrued expenses	592,873	605,404

Net cash provided by operating activities	1,980,744	707,650

Cash flows from investing activities
Capital expenditures	(65,489)	(224,792)

Net cash used in investing activities	(65,489)	(224,792)

Cash flows from financing activities
Net proceeds (payments) on line of credit	(1,790,634)	8,007
Long-term debt borrowings	—	2,272,997
Principal payments on long-term debt	(124,621)	(2,412,538)

Net cash used in financing activities	(1,915,255)	(131,534)

Net increase in cash	—	351,324

Cash at beginning of period	—	131,946

Cash at end of period	$—	$483,270

Supplemental disclosures of cash flow information
Cash paid during the period for
Interest	$76,679	$176,911
Income taxes	86,496	8,564

See accompanying notes to consolidated financial statements.

4.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: BNC & Associates, Inc. and Subsidiaries (“the Company”) is a manufacturer and distributor of weldable fasteners, equipment, and accessories for the construction and industrial markets. The Company is also a distributor and wholesaler of domestic and foreign brake parts for the automotive brake aftermarket, which represents approximately 12% of the Company’s total sales. The majority of the Company’s business is throughout the United States.

Principles of Consolidation: The consolidated financial statements include the accounts of BNC & Associates, Inc. and its majority-owned subsidiaries (ownership percentage in parentheses): Stud Welding Associates, Inc. (92.82%); SKN Brake Parts, Inc. (83%); New West Stud Welding (60%); Webb Machine Products Company, Inc. (100%); Alpha Fastening Systems, Inc. (80%); Refractory Anchors of Texas, Inc. (100%); and Alpha Stud Welding, Inc., which is 100% owned by Alpha Fastening Systems, Inc. and Refractory Anchors of Texas, Inc. All significant intercompany profits, transactions, and balances have been eliminated in consolidation.

The Company owns a 50% interest in American Stud Welding, Inc. which has been accounted for by the equity method. The net investment at September 30, 2005 and 2004 was approximately $0 and $75,000, respectively, and is shown as other assets.

Estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the allowance for doubtful accounts and the reserve for obsolete inventory.

Accounts Receivable: Accounts receivable is comprised of amounts billed to customers net of an allowance for uncollectible amounts. The allowance for doubtful accounts is estimated by management and is based on specific information about customer accounts, past loss experience, and general economic conditions. The Company does not accrue interest on any of its trade receivables. An account is charged off by management when deemed uncollectible, although collection efforts may continue.

Revenue Recognition: The Company recognizes revenue through the sale of manufactured products and records the sale when products are shipped, the title passes to the customer, and collection is reasonably assured.

(Continued)

5.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Inventories: Inventories are stated at the lower of first-in, first-out (“FIFO”) cost or market. Inventories consist of the following at September 30, 2005 and 2004:

	2005	2004
Raw materials	$743,357	$1,081,591
Finished products	4,102,339	3,524,375

	$4,845,696	$4,605,966

Building, Improvements, and Equipment: Building, improvements, and equipment are stated at cost. Expenditures for maintenance and repairs are charged directly against income when incurred; major renewals and betterments are capitalized. Depreciation and amortization are computed using both straight-line and accelerated methods.

Goodwill: Goodwill relates to the excess of the purchase price over the fair value of tangible and identifiable intangible net assets acquired in a business acquisition. Goodwill is not amortized but rather tested annually for impairment based upon the fair value of the reporting unit with which it resides.

Impairment of Long-Lived Assets: The Company reviews for impairment its long-lived assets whenever events or changes in circumstances indicate that carrying amounts of an asset may not be recoverable. In performing the review for recoverability, the Company estimates the future cash flows expected to result from the use of the asset and from its eventual disposition. If the sum of the expected future cash flows (undiscounted and without interest charges) is less than the carrying amount of the asset, an impairment loss is recognized; otherwise, no impairment loss is recognized.

Income Taxes: Income tax expense includes federal and state taxes currently payable and deferred taxes computed based on the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities, using enacted tax rates.

Concentrations: The Company maintains the majority of its cash at one bank. Bank balances are insured by the Federal Deposit Insurance Corporation up to $100,000.

(Continued)

6.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 2 - PROPERTY AND EQUIPMENT

Property and equipment consist of the following at September 30, 2005 and 2004:

	2005	2004
Building and improvements	$197,418	$197,418
Machinery and equipment	4,417,671	4,294,700
Furniture and fixtures	36,491	38,933
Computer equipment and software	137,681	89,098

	4,789,261	4,620,149
Accumulated depreciation and amortization	(3,784,571)	(3,547,554)

	$1,004,690	$1,072,595

NOTE 3 - INCOME TAXES

The provision for income taxes for the six months ended September 30, 2005 and 2004 is summarized as follows:

	2005	2004
Current payable	$321,660	$418,990
Deferred	12,000	12,000

	$333,660	$430,990

Income tax expense is reconcilied to the tax expense that would result from applying regular statutory rates to pretax income as follows for the six months ended September 30, 2005 and 2004:

	2005	2004
Income taxes at the statutory rate	$315,735	$412,951
State taxes, net of federal benefit and other	17,925	18,039

	$333,660	$430,990

(Continued)

7.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 3 - INCOME TAXES (Continued)

Deferred tax assets (liabilities) are comprised of the following at September 30, 2005 and 2004:

	2005	2004
Allowance for doubtful accounts	$17,000	$17,000
Inventory reserves	309,000	297,000
Vacation accrual	62,000	62,000
Other accruals	18,000	9,000
Intangible asset amortization	(12,000)	(5,000)
Accumulated depreciation	(51,000)	(28,000)

	$343,000	$352,000

NOTE 4 - LINE OF CREDIT

The Company has a credit agreement (“the Agreement”) which consists of a revolving credit loan limited to $2,500,000 or an amount calculated based upon eligible accounts receivable and inventory, as defined in the Agreement, whichever is lower. The Agreement matures June 30, 2006.

As of September 30, 2005 and 2004, the Company had borrowings outstanding of $44,658 and $1,615,179 under the Agreement. The line bears interest at the bank’s prime lending rate plus 0.25%, which was 7% at September 30, 2005.

The Company’s commercial bank loans are collateralized by substantially all assets of the Company. In addition, the Agreement imposes certain restrictions on the Company and requires that certain financial ratios and results be achieved. The most restrictive provisions of the Agreement require the Company to maintain tangible net worth and minimum tangible net worth. For the six months ended September 30, 2005, the Company was not in compliance with all covenants. All loans associated with this bank are shown as current because of the convenant violation.

The Company has an additional line of credit agreement with availability of $50,000, bearing interest at a variable rate (9.13% at September 30, 2005). As of September 30, 2005 and 2004, the Company had borrowings outstanding of $41,221 and $40,900 under the agreement. The line of credit is renewed annually and is collateralized by accounts receivable, inventories, land, and equipment.

(Continued)

8.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 5 - LONG-TERM DEBT

Long-term debt consists of the following at September 30, 2005 and 2004:

	2005	2004
Bank term note dated August 30, 2004 in the amount of $2,272,997 with interest at the bank-determined cost of funds rate plus 2.75% (5.50% at September 30, 2005); payable in 59 monthly installments of $24,415 with a final payment of $1,309,586 due August 30, 2009. (1)	$2,080,628	$2,255,477

Bank term note payable in the amount of $200,000 with interest at the bank-determined cost of funds rate plus 3.00% (5.75% at September 30, 2005); payable in monthly installments of $1,610 including interest with final payment due on October 16, 2014. (1)	142,732	153,800

Various term notes payable to the majority shareholder. Term notes are due upon demand with interest at 8% per year. (2)	932,008	966,968

Term note dated October 1, 1999 payable with 120 monthly installments of $3,033 with balance due on September 1, 2009. The note bears interest at 8%. (2)	126,432	151,612

Note payable to related party upon demand with interest at 11% per year. (2)	300,000	300,000

Term note of $135,000 dated February 1, 2000 with monthly payments of $1,500; note bears interest at 7.00% with the balance due January 31, 2009. (2)	74,733	87,030

Equipment notes payable, collateralized by related equipment, payable in varying monthly installments through October 2010.	66,228	25,027

	3,722,761	3,939,914

Current maturities	3,512,425	1,502,351

	$210,336	$2,437,563

(1)	As discussed in Note 4, the Company was not in compliance with certain bank covenants. These amounts have been classified as a current liability.

(2)	The note is subordinate to the bank debt.

(Continued)

9.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 5 - LONG-TERM DEBT (Continued)

Long-term debt payments for the twelve-month periods subsequent to September 30, 2005 are as follows:

September 30, 2005 to September 30, 2006	$3,512,425
September 30, 2006 to September 30, 2007	60,277
September 30, 2007 to September 30, 2008	60,424
September 30, 2008 to September 30, 2009	79,310
September 30, 2009 to September 30, 2010	9,531
Thereafter	794

$3,722,761

NOTE 6 - EMPLOYEE BENEFIT PLANS

The Company has a profit sharing plan with a 401(k) feature covering qualified employees. The profit sharing plan provides for contributions at the discretion of the Board of Directors, subject to certain limitations as defined in the plan. No profit sharing contributions were made for the six-month periods ended September 30, 2005 and 2004.

In addition, the Company matches employee contributions relating to the 401(k) feature up to 25% of the first 6% contributed by the employee based on their eligible compensation. The Company made matching contributions amounting to approximately $3,000 and $2,000 for the six months ended September 30, 2005 and 2004, respectively.

NOTE 7 - COMMITMENTS

The Company leases warehouse, shop, and office facilities under operating leases. Most of the leases require the Company to pay real estate taxes, insurance, and maintenance costs.

Minimum annual rental payments for the twelve-month periods subsequent to September 30, 2005 are as follows:

September 30, 2005 to September 30, 2006	$318,540
September 30, 2006 to September 30, 2007	175,858
September 30, 2007 to September 30, 2008	146,110
September 30, 2008 to September 30, 2009	116,998
September 30, 2009 to September 30, 2010	45,346
Thereafter	46,879

Total minimum lease payments	$849,731

Rent expense for the six-month periods ended September 30, 2005 and 2004 amounted to $195,070 and $150,079, respectively.

(Continued)

10.

BNC & ASSOCIATES, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2005 and 2004

NOTE 8 - RELATED-PARTY TRANSACTIONS

The Company had certain debts owed to owners of the Company during the six months ended September 30, 2005 and 2004. A summary of the related-party debt activity is as follows:

	2005	2004
Balance outstanding, beginning of period	$1,237,884	$2,044,914
Principal payments	5,876	777,946

Balance outstanding, end of period	$1,232,008	$1,266,968

NOTE 9 - SALE OF BUSINESS

The shareholders of the Company sold substantially all of the Company’s stock in December 2005 for an amount in excess of the book value.

11.